Exhibit 10.3

CERTIFICATE OF DESIGNATIONS,
PREFERENCES AND RIGHTS OF

SERIES B CONVERTIBLE PREFERRED STOCK,

$0.0001 PAR VALUE PER SHARE

GrowLife, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board”) on October 21, 2015, in accordance with the provisions of its Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and bylaws. The authorized series of the Corporation’s previously-authorized preferred stock shall have the following preferences, privileges, powers and restrictions thereof, as follows:

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Certificate of Incorporation and bylaws of the Corporation, the Board hereby authorizes a series of the Corporation’s previously authorized preferred stock (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

I.          NAME OF THE CORPORATION

GrowLife, Inc.

II.          DESIGNATION AND AMOUNT; DIVIDENDS

A.          Designation. The designation of said series of preferred stock shall be Series B Convertible Preferred Stock, $0.0001 par value per share (the “Series B Preferred Stock”).

B.          Number of Shares. The number of shares of Series B Preferred Stock authorized shall be one hundred fifty thousand (150,000) shares. Each share of Series B Preferred Stock shall have a stated value equal to $10.00 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Series B Stated Value”).

C.          Dividends. The Corporation’s Board shall not declare a dividend payable to holders of any class of stock other than Series B Preferred Stock until the Corporation shall have declared and paid dividends to the holders of Series B Preferred Stock equal in aggregate to the Series B Stated Value of the outstanding shares of Series B Preferred Stock.

III.         LIQUIDATION RIGHTS

In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive, on parity with the holders Common Stock (as defined herein), assets of the Corporation available for distribution to the holders of capital stock of the Corporation. The Series B Preferred Stock shall not have any priority or preference with respect to any distribution of any of the assets of the Corporation. Neither a consolidation or merger of the Corporation with another corporation or other entity nor a sale, transfer, lease or exchange of all or part of the Corporation’s assets will be considered a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Article III.

IV.       CONVERSION

A.    Conversion Procedure. Subject to and in compliance with the provisions of this Article IV, any shares of Series B Preferred Stock may, at the option of the holder, be converted into fully paid and non-assessable shares of Common Stock. The holder of a share of Series B Preferred Stock may exercise its conversion right by giving a written conversion notice (the “Conversion Notice”) (x) by email or facsimile to the Corporation confirmed by a telephone call or (y) by overnight delivery service, with a copy by email or facsimile to the Corporation’s transfer agent for its Common Stock, as designated by the Corporation from time to time (the “Transfer Agent”) and to its counsel, as designated by the Corporation from time to time. If such conversion will result in the conversion of all of such holder’s Series B Preferred Stock, the holder shall also surrender the certificate for the Series B Preferred Stock to the Corporation at its principal office (or such other office or agency of the Corporation may designate by notice in writing to the holder) at any time during its usual business hours on the date set forth in the Conversion Notice.

B.     Conversion Ratio. The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon a Conversion shall equal the quotient determined by dividing (x) the Stated Value of the shares of Series B Preferred Stock recited in the Conversion Notice by (y) the Conversion Price (the “Conversion Rate”). The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Corporation shall round such fraction of a share of Common Stock up to the nearest whole share. The Corporation shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon any conversion.

C.     “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, one hundred percent (100%) of the average of the five (5) lowest closing bid prices for the Common Stock during the ten (10) consecutive trading days immediately preceding the Conversion Date or other date of determination, as quoted by Bloomberg, LP.

D.     Issuance of Certificates; Time Conversion Effected.

a.     Conversion shall be deemed to have been effected, and the “Conversion Date” shall be deemed to have occurred, on the date on which such Conversion Notice shall have been received by the Corporation and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice. The rights of the holder of the Series B Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby, on the Conversion Date. Promptly, but in no event more than three (3) Trading Days, after the Conversion Date and surrender of the Series B Preferred Stock certificate (if required), the

Corporation shall issue and deliver, or the Corporation shall cause to be issued and delivered, to the holder, registered in such name or names as the holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which the Series B Preferred Stock has been converted. In the alternative, if the Corporation’s Transfer Agent is a participant in the electronic book transfer program, the Transfer Agent shall credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder’s or its designee’s balance account with The Depository Trust Corporation. Issuance of shares of Common Stock issuable upon conversion that are requested to be registered in a name other than that of the registered holder shall be subject to compliance with all applicable federal and state securities laws.

b.     The Corporation understands that a delay in the issuance of the shares of Common Stock beyond three (3) Trading Days after the Conversion Date (unless delivery of the Series B Preferred Stock certificate is required) could result in economic loss to the holder of the Series B Preferred Stock. As compensation to the holder for such loss, the Corporation agrees to pay the holder’s actual losses occasioned by any “buy-in” of Common Stock necessitated by such late delivery. Furthermore, in addition to any other remedies that may be available to the holder, if the Corporation fails for any reason to effect delivery of such shares of Common Stock within five (5) Trading Days after the Conversion Date (unless delivery of the Series B Preferred Stock certificate is required), the holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Corporation. Upon delivery of such notice of revocation, the Corporation and the holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice, except that the holder shall retain the right to receive the actual cost of any “buy-in.”

E.     Limitations on Conversions. The Corporation shall not effect any conversions of the Series B Preferred Stock and the holder shall not have the right to convert any shares of Series B Preferred Stock to the extent that after giving effect to such conversion, the holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. Since the holder will not be obligated to report to the Corporation the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the holder or an affiliate thereof, the holder shall have the authority and obligation to determine whether the restriction contained in this Article will limit any particular conversion hereunder and to the extent that the holder determines that the limitation contained in this Article applies, the determination of the number of shares of Series B Preferred Stock that are convertible shall be the responsibility and obligation of the holder. If the holder has delivered a Conversion Notice for a conversion of shares of Series B Preferred Stock that, without regard to any other shares that the holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Corporation shall notify the holder of this fact and shall honor the conversion for the maximum principal amount permitted to be converted on such Conversion Date and, any shares of Series B Preferred Stock tendered for conversion in excess of the permitted amount hereunder shall remain outstanding.

The provisions of this Article may be waived by a holder (but only as to itself and not to any other holder) upon not less than 61 days prior notice to the Corporation. Other holders shall be unaffected by any such waiver.

F.     Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation’s assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the holder) to insure that the holder will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock otherwise acquirable and receivable upon the conversion of his Series B Preferred Stock, such shares of stock, securities or assets as would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock that would have been acquirable and receivable had his Series B Preferred Stock been converted into shares of Common Stock immediately prior to such Organic Change (without taking into account any limitations or restrictions on the timing of conversions). In any such case, the Corporation will make appropriate provision (in form and substance reasonably satisfactory to the holder) with respect to the holder’s rights and interests to insure that the provisions of this Article IV will thereafter be applicable to the Series B Preferred Stock. The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance reasonably satisfactory to the holders of a more than sixty-six and two-thirds percent (66-2/3%) of Series B Preferred Stock then outstanding), the obligation to deliver to each holder of Series B Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

V.          RANK

All shares of the Series B Preferred Stock shall rank (i) senior to the Corporation’s common stock, par value $0.0001 per share (“Common Stock”), and any other class or series of capital stock of the Corporation hereafter created, except as otherwise provided in clauses (ii) and (iii) of this Article V, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series B Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series B Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VI.        VOTING RIGHTS

Each one (1) share of Series B Preferred Stock shall entitle the holder thereof, on all matters submitted to a vote of the stockholders of the Corporation, to that number of votes as shall be equal to the aggregate number of shares of Common Stock into which such holder’s shares of Series B Preferred Stock are convertible on the record date for the stockholder action without taking into account potential conversions of any other convertible securities issued by the Corporation.

VII.      PROTECTION PROVISIONS

So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series B Preferred Stock, alter or change the rights, preferences or privileges of the Series B Preferred so as to affect adversely the holders of Series B Preferred Stock.

Should any holder of Series B Preferred Stock cease to be an officer or director of the Company at any time and for any reason, such holders’ Series B Preferred Stock shall be immediately cancelled.

VIII.     MISCELLANEOUS

A.     Status of Redeemed Stock. In case any shares of Series B Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock, and shall no longer be designated as Series B Preferred Stock.

B.     Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates.

C.     Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series B Preferred granted hereunder may be waived as to all shares of Series B Preferred Stock (and the holders thereof) upon the unanimous written consent of the holders of the Series B Preferred Stock.

D.     Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Article.

If to the Corporation:

GrowLife, Inc.

500 Union Street, Suite 810

Seattle, WA 98101

Attention: Marco Hegyi

Telephone: (800) 977-5255

If to the holders of Series B Preferred Stock, to the address listed in the Corporation’s books and records.

[-Signature page follows-]

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the 21st day of October, 2015.

GROWLIFE, INC.

By:	/s/ Marco Hegyi
Name: Marco Hegyi
Title: President